Exhibit
                                        CODE OF BUSINESS CONDUCT AND ETHICS

THIS CODE APPLIES TO EVERY DIRECTOR,  OFFICER (INCLUDING THE CHIEF EXECUTIVE  OFFICER,  CHIEF FINANCIAL OFFICER AND
CHIEF ACCOUNTING OFFICER), AND EMPLOYEE OF AMERICANA PUBLISHING, INC. (THE "COMPANY").

To further the Company's  fundamental  principles of honesty,  loyalty,  fairness and forthrightness,  the Board of
Directors of the Company  (the  "Board:")  has  established  and adopted  this Code of Business  Conduct and Ethics
(this "Code").

This Code strives to deter wrongdoing and promote the following six objectives:

o        honest and ethical conduct;
o        avoidance of conflicts of interest;
o        full, fair, accurate, timely and transparent disclosure;
o        compliance with applicable government and self-regulatory organization laws, rules and regulations;
o        prompt internal reporting of Code violations; and
o        accountability for compliance with the Code.

Below,  we discuss  situations  that  require  application  of our  fundamental  principles  and  promotion  of our objectives.  If you believe  there is a conflict  between this Code and a specific  procedure,  please  consult the
Company's Board of Directors for guidance.

Each of our directors, officers and employees is expected to:

o        understand the requirements of your position,  including Company  expectations and governmental  rules and regulations that apply to your position;
o        comply with this Code and all applicable laws, rules and regulations;
o        report any violation of this Code of which you become aware; and
o        be accountable for complying with this Code.
o

Table Of Contents
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                                               ETHICS ADMINISTRATOR

All matters concerning this Code shall be heard by the Board of Directors.

                                                ACCOUNTING POLICIES

The Company will make and keep books,  records and  accounts,  which in  reasonable  detail  accurately  and fairly present the Company's transactions.

All  directors,  officers,  employees and other persons are  prohibited  from directly or indirectly  falsifying or causing  to be false or  misleading  any  financial  or  accounting  book,  record or  account.  You and others are expressly  prohibited from directly or indirectly  manipulating an audit, and from destroying or tampering with any record,  document  or  tangible  object  with the intent to  obstruct a pending or  contemplated  audit,  review or federal  investigation.  The  commission  of, or  participation  in, one of these  prohibited  activities  or other illegal conduct will subject you to federal penalties,  as well as to punishment,  up to and including  termination of employment.

No director,  officer or employee of the Company may directly or  indirectly  make or cause to be made a materially false or  misleading  statement,  or omit to state,  or cause  another  person to omit to state,  any material fact necessary  to make  statements  made not  misleading,  in  connection  with the audit of  financial  statements  by independent  accountants,  the preparation of any required reports whether by independent or internal  accountants, or any other  work  which  involves  or  relates to the  filing of a  document  with the  Securities  and  Exchange
Commission ("SEC").

                                     AMENDMENTS AND MODIFICATIONS OF THIS CODE

There shall be no amendment or modification to this Code except upon approval by the Board of Directors.

In case of any amendment or  modification  of this Code that applies to an officer or director of the Company,  the amendment or  modification  shall be posted on the Company's  website within two days of the board vote or shall be otherwise  disclosed  as  required  by  applicable  law or the rules of any stock  exchange  or market on which the
Company's  securities  are listed for  trading.  Notice  posted on the website  shall  remain there for a period of twelve months and shall be retained in the Company's files as required by law.

                                       ANTI-BOYCOTT AND U.S. SANCTIONS LAWS

The Company must comply with anti-boycott laws of the United States,  which prohibit it from  participating in, and require us to report to the  authorities  any  request  to  participate  in, a boycott  of a country or  businesses within a  country.  If you  receive  such a  request,  report it to your  immediate  superior,  our CEO,  or to the chairman  of the  Board  of  Directors.  We  will  also  not  engage  in  business  with  any  government,  entity, organization or individual where doing so is prohibited by applicable laws.

                                        ANTITRUST AND FAIR COMPETITION LAWS

The purpose of antitrust  laws of the United  States and most other  countries is to provide a level  playing field
to  economic  competitors  and  to  promote  fair  competition.   No  director,  officer  or  employee,  under  any
circumstances  or in any  context,  may enter into any  understanding  or  agreement,  whether  express or implied, formal or  informal,  written or oral,  with an actual or  potential  competitor,  which would  illegally  limit or restrict  in any way  either  party's  actions,  including  the  offers of either  party to any third  party.  This prohibition includes any action relating to prices,  costs,  profits,  products,  services,  terms or conditions of sale, market share or customer or supplier classification or selection.

It is our policy to comply with all U.S.  antitrust  laws.  This policy is not to be  compromised  or  qualified by anyone  acting for or on behalf of our Company.  You must  understand  and comply with the  antitrust  laws as they may bear upon your  activities and decisions.  Anti-competitive  behavior in violation of antitrust laws can result in criminal  penalties,  both for you and for the Company.  Accordingly,  any question  regarding  compliance  with antitrust  laws or your  responsibilities  under this policy  should be directed to our CEO or the  chairman of the
Board of  Directors,  who may then direct you to our legal  counsel.  Any  director,  officer or employee  found to have knowingly  participated  in violating the antitrust  laws will be subject to  disciplinary  action,  up to and including termination of employment.

Below are some scenarios that are  prohibited and scenarios that could be prohibited for antitrust  reasons.  These scenarios are not an exhaustive list of all prohibited and possibly  prohibited  antitrust conduct.  Again, when in doubt about any  situation,  whether it is discussed  below or not, you should consult with our CEO or the chairman of the Board of Directors, who may then direct you to our legal counsel.

The following scenarios are prohibited for antitrust or anti-competition reasons:

o        proposals or  agreements or  understanding-express  or implied,  formal or informal,  written or oral-with any  competitor  regarding any aspect of  competition  between the Company and the competitor for sales to third parties;
o        proposals or agreements or  understanding  with customers which restrict the price or other terms at which the customer may resell or lease any product to a third party; or
o        proposals or agreements or  understanding  with suppliers which restrict the price or other terms at which the Company may resell or lease any product or service to a third party.

The following business  arrangements  could raise  anti-competition  or antitrust law issues.  Before entering into them,  you must  consult  with our CEO or the  chairman of the Board of  Directors,  who may then direct you to our legal counsel:

o        exclusive arrangements for the purchase or sale of products or services;
o        bundling of goods and services;
o        technology licensing agreements that restrict the freedom of the licensee or licensor; or
o        agreements to add an employee of the Company to another entity's board of Directors.

                                                      BRIBERY

You are strictly forbidden from offering,  promising or giving money, gifts, loans, rewards,  favors or anything of value to any governmental  official,  employee,  agent or other  intermediary  (either inside or outside the United
States)  which is  prohibited  by law.  Those  paying a bribe may subject the Company and  themselves  to civil and criminal penalties.  When dealing with government  customers or officials,  no improper payments will be tolerated.
If you  receive  any offer of money or gifts  that is  intended  to  influence  a business  decision,  it should be reported to your supervisor, our CEO or the chairman of the Board of Directors immediately.

The Company  prohibits  improper  payments in all of its activities,  whether these activities are with governments or in the private sector.

                                    COMPLIANCE WITH LAWS, RULES AND REGULATIONS

The Company's goal and intention is to comply with the laws,  rules and  regulations  by which we are governed.  In fact, we strive to comply not only with  requirements  of the law but also with  recognized  compliance  practices.
All illegal  activities or illegal conduct are prohibited  whether or not they are  specifically  set forth in this
Code.

Where law does not  govern a  situation  or where  the law is  unclear  or  conflicting,  you  should  discuss  the situation with your supervisor,  our CEO or the chairman of the Board of Directors,  who may then direct you to our legal  counsel.  Business  should  always be conducted in a fair and  forthright  manner.  Directors,  officers and employees are expected to act according to high ethical standards.

                                         COMPUTER AND INFORMATION SYSTEMS

For business  purposes,  officers and employees are provided  telephones  and computer  workstations  and software, including  network access to computing  systems such as the Internet and e-mail,  to improve personal  productivity and to  efficiently  manage  proprietary  information  in a  secure  and  reliable  manner.  You  must  obtain  the permission  from your  supervisor  or our CEO to install  any  software  on any  Company  computer  or connect  any personal  laptop  to the  Company  network.  As with  other  equipment  and  assets  of the  Company,  we are  each responsible for the appropriate use of these assets.  Except for limited  personal use of the Company's  telephones and  computer/e-mail,  such  equipment may be used only for business  purposes.  Officers and employees  should not expect a right to privacy of their  e-mail or Internet  use.  All e-mails or Internet  use on Company  equipment is subject to monitoring by the Company.

                                   CONFIDENTIAL INFORMATION BELONGING TO OTHERS

You must  respect the  confidentiality  of  information,  including,  but not limited to,  trade  secrets and other information  given in  confidence  by others,  including  but not  limited  to  partners,  suppliers,  contractors, competitors  or customers,  just as we protect our own  confidential  information.  However,  certain  restrictions about the  information  of others may place an unfair burden on the  Company's  future  business.  For that reason, directors,  officers  and  employees  should  coordinate  with your  supervisor  or the CEO to  ensure  appropriate
agreements  are  in  place  prior  to  receiving  any  confidential  third-party  information.   In  addition,  any
confidential  information that you may possess from an outside source,  such as a previous  employer,  must not, so long as such information remains  confidential,  be disclosed to or used by the Company.  Unsolicited  confidential information  submitted  to the Company  should be refused,  returned to the sender where  possible and deleted,  if received via the Internet.

                                     CONFIDENTIAL AND PROPRIETARY INFORMATION

It is the Company's  policy to ensure that all operations,  activities and business  affairs of the Company and our business associates are kept confidential to the greatest extent possible.  Confidential  information  includes all non-public  information  that  might be of use to  competitors,  or that  might be  harmful  to the  Company or its customers if disclosed.  Confidential  and  proprietary  information  about the Company or its business  associates belongs to the Company,  must be treated with  strictest  confidence  and is not to be disclosed or discussed  with others.

Unless  otherwise  agreed to in writing,  confidential  and proprietary  information  includes any and all methods, inventions,  improvements or discoveries,  whether or not patentable or copyrightable, and any other information of a similar nature  disclosed to the  directors,  officers or employees of the Company or otherwise made known to the
Company  as a  consequence  of or  through  employment  or  association  with the  Company  (including  information originated by the director,  officer or employee).  This can include, but is not limited to, information  regarding the Company's business,  products,  processes,  and services. It also can include information relating to research, development,  inventions,  trade secrets,  intellectual property of any type or description,  data, business plans, marketing strategies,  engineering,  contract  negotiations,  contents of the Company intranet and business methods or practices.

The following are examples of information that is not considered confidential:

o        information that is in the public domain to the extent it is readily available;
o        information  that  becomes  generally  known to the public  other than by  disclosure  by the Company or a director, officer or employee; or
o        information  you  receive  from a party  that is under no legal  obligation  of  confidentiality  with the
                  Company with respect to such information.

We have exclusive  property rights to all  confidential  and proprietary  information  regarding the Company or our business  associates.  The unauthorized  disclosure of this information  could destroy its value to the Company and give others an unfair  advantage.  You are  responsible  for  safeguarding  Company  information and complying with established  security controls and procedures.  All documents,  records,  notebooks,  notes,  memoranda and similar
repositories  of  information  containing  information  of  a  secret,   proprietary,   confidential  or  generally
undisclosed  nature  relating to the Company or our  operations  and  activities  made or compiled by the director, officer or employee or made  available  to you prior to or during the term of your  association  with the  Company, including any copies thereof,  unless  otherwise  agreed to in writing,  belong to the Company and shall be held by you in  trust  solely  for the  benefit  of the  Company,  and  shall be  delivered  to the  Company  by you on the termination of your association with us or at any other time we request.

                                               CONFLICTS OF INTEREST

Conflicts  of interest  can arise in  virtually  every area of our  operations.  A "conflict  of  interest"  exists whenever an  individual's  private  interests  interfere  or conflict  in any way (or even appear to  interfere  or conflict)  with the  interests of the  Company.  We must strive to avoid  conflicts of interest.  We must each make decisions  solely  in the best  interest  of the  Company.  Any  business,  financial  or other  relationship  with suppliers,  customers or competitors  that might impair or appear to impair the exercise of our judgment solely for the benefit of the Company is prohibited.
Here are some examples of conflicts of interest:

o        Family  Members-Actions  of family  members  may create a conflict  of  interest.  For  example,  gifts to family  members by a  supplier  of the  Company  are  considered  gifts to you and must be  reported.  Doing business for the Company with  organizations  where your family  members are employed or that are  partially or fully  owned by your  family  members  or close  friends  may create a conflict  or the  appearance  of a conflict  of  interest.  For  purposes  of  this  Code  "family  members"  includes  any  child,  stepchild, grandchild, parent, stepparent,  grandparent,  spouse, sibling,  mother-in-law,  father-in-law,  son-in-law, daughter-in-law, brother-in-law or sister-in-law, and adoptive relationships.

o        Gifts,  Entertainment,  Loans, or Other Favors-Directors,  officers and employees shall not seek or accept personal gain,  directly or  indirectly,  from anyone  soliciting  business from, or doing business with the
       Company,  or from any person or entity in  competition  with us.  Examples of such personal gains are gifts, non-business-related  trips, gratuities,  favors, loans, and guarantees of loans, excessive entertainment or rewards.  However,  you may  accept  gifts of a  nominal  value.  Other  than  common  business  courtesies, directors,  officers,  employees  and  independent  contractors  must not offer or provide  anything  to any person or  organization  for the  purpose  of  influencing  the  person or  organization  in their  business relationship with us.
       Directors,  officers and  employees are expected to deal with advisors or suppliers who best serve the needs of the  Company as to price,  quality  and  service in making  decisions  concerning  the use or purchase of materials,  equipment,  property or  services.  Directors,  officers  and  employees  who use the  Company's advisors,  suppliers or  contractors  in a personal  capacity are expected to pay market value for materials and services provided.

o        Outside Employment-Officers and employees may not participate in outside employment,  self-employment,  or serve as officers, directors, partners or consultants for outside organizations, if such activity:

o        reduces work efficiency;
o        interferes with your ability to act conscientiously in our best interest; or
o        requires you to utilize our proprietary or confidential procedures, plans or techniques.
       You must inform your  supervisor or the CEO of any outside  employment,  including the  employer's  name and expected work hours.

You should  report any actual or potential  conflict of interest  involving  yourself or others of which you become aware to your  supervisor  or our CEO.  Officers and directors  should  report any actual or potential  conflict of interest involving yourself or others of which you become aware to the chairman of the Board of Directors.

                         CORPORATE OPPORTUNITIES AND USE AND PROTECTION OF COMPANY ASSETS

You are prohibited from:

o        taking for yourself,  personally,  opportunities  that are discovered through the use of Company property, information or position;
o        using Company property, information or position for personal gain; or
o        competing with the Company.

You have a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

You are personally  responsible and accountable for the proper expenditure of Company funds,  including money spent for travel  expenses or for customer  entertainment.  You are also  responsible for the proper use of property over which you have  control,  including  both Company  property and funds and  property  that  customers or others have entrusted to your custody. Company assets must be used only for proper purposes.

Company  property  should not be misused.  Company  property may not be sold,  loaned or given away  regardless  of condition or value,  without proper  authorization.  Each director,  officer and employee should protect our assets
and  ensure  their  efficient  use.  Theft,   carelessness  and  waste  have  a  direct  impact  on  the  Company's profitability. Company assets should be used only for legitimate business purposes.

                                    DISCIPLINE FOR NONCOMPLIANCE WITH THIS CODE

Disciplinary  actions  for  violations  of  this  Code  can  include  oral or  written  reprimands,  suspension  or
termination  of  employment  or  a  potential  civil  lawsuit  against  you.  The  violation  of  laws,   rules  or
regulations, which can subject the Company to fines and other penalties, may result in your criminal prosecution.

                                         DISCLOSURE POLICIES AND CONTROLS

The continuing  excellence of the Company's  reputation depends upon our full and complete  disclosure of important information  about  the  Company  that is used in the  securities  marketplace.  Our  financial  and  non-financial disclosures  and filings  with the SEC must be  transparent,  accurate  and timely.  Proper  reporting of reliable, truthful  and accurate  information  is a complex  process  involving  cooperation  between  many  departments  and disciplines.  We must all work together to insure that reliable,  truthful and accurate information is disclosed to the public.

The Company must  disclose to the SEC,  current  security  holders and the  investing  public  information  that is required,  and any  additional  information  that may be  necessary  to ensure  the  required  disclosures  are not misleading or inaccurate.  The Company  requires you to participate  in the disclosure  process,  which is overseen by our CEO and principal  accounting  officer.  The disclosure  process is designed to record,  process,  summarize and report material  information as required by all applicable laws,  rules and  regulations.  Participation in the disclosure  process is a requirement  of a public  company,  and full  cooperation  and  participation  by our CEO, principal  accounting  officer and, upon request,  other  employees in the  disclosure  process is a requirement of this Code.

Officers and employees must fully comply with their  disclosure  responsibilities  in an accurate and timely manner or be subject to discipline of up to and including termination of employment.

                                          ENVIRONMENT, HEALTH AND SAFETY

The Company is committed to managing and  operating  our assets in a manner that is  protective of human health and safety and the environment.  It is our policy to comply, in all material respects,  with applicable health,  safety and  environmental  laws and  regulations.  Each employee is also  expected to comply with our policies,  programs, standards and procedures.

                                           FILING OF GOVERNMENT REPORTS

Any reports or information  provided,  on our behalf, to federal,  state,  local or foreign  governments  should be true,  complete  and  accurate.  Any  omission,  misstatement  or lack of  attention  to detail  could  result in a violation of the reporting laws, rules and regulations.

                                           FOREIGN CORRUPT PRACTICES ACT

The United States Foreign  Corrupt  Practices Act prohibits  giving anything of value,  directly or indirectly,  to foreign  government  officials  or foreign  political  candidates  in order to obtain,  retain or direct  business.
Accordingly,  corporate funds,  property or anything of value may not be, directly or indirectly,  offered or given by you or an agent acting on our behalf,  to a foreign  official,  foreign  political party or official  thereof or any candidate for a foreign  political  office for the purpose of  influencing  any act or decision of such foreign person or inducing such person to use his  influence or in order to assist in obtaining or retaining  business for, or directing business to, any person.

You are also  prohibited  from offering or paying  anything of value to any foreign  person if it is known or there is a reason to know  that all or part of such  payment  will be used for the  above-described  prohibited  actions.
This  provision  includes  situations  when  intermediaries,  such as  affiliates,  or agents,  are used to channel payoffs to foreign officials.

                                            INSIDER TRADING OR TIPPING

Directors,  officers and employees who are aware of material,  non-public information from or about the Company (an
"insider"), are not permitted, directly or through family members or other persons or entities, to:

o        buy or sell securities (or derivatives relating to such securities) of the Company, or
o        pass on, tip or disclose  material,  nonpublic  information to others outside the Company including family and friends.

Such buying,  selling or trading of securities may be punished by discipline of up to and including  termination of employment;  civil  actions,  resulting  in  penalties  of up to three  times the  amount of profit  gained or loss avoided by the inside trade or stock tip, or criminal actions, resulting in fines and jail time.

Examples of information that may be considered material, non-public information in some circumstances are:

o        undisclosed   annual,   quarterly  or  monthly  financial  results,  a  change  in  earnings  or  earnings projections, or unexpected or unusual gains or losses in major operations;
o        undisclosed  negotiations and agreements  regarding mergers,  concessions,  joint ventures,  acquisitions, divestitures, business combinations or tender offers;
o        undisclosed major management changes;
o        a substantial contract award or termination that has not been publicly disclosed;
o        a major lawsuit or claim that has not been publicly disclosed;
o        the gain or loss of a significant customer or supplier that has not been publicly disclosed;
o        an undisclosed filing of a bankruptcy petition by the Company;
o        information that is considered confidential; and
o        any other undisclosed information that could affect our stock price.

The same policy also applies to  securities  issued by another  company if you have  acquired  material,  nonpublic information relating to such company in the course of your employment or affiliation with the Company.

When  material  information  has been  publicly  disclosed,  each insider  must  continue to refrain from buying or selling the securities in question until the third business day after the  information  has been publicly  released to allow the markets time to absorb the information.

                             INTELLECTUAL PROPERTY: PATENTS, COPYRIGHTS AND TRADEMARKS

Except as  otherwise  agreed to in  writing  between  the  Company  and an officer or  employee,  all  intellectual property you conceive or develop  during the course of your  employment  shall be the sole property of the Company.
The term intellectual  property includes any invention,  discovery,  concept,  idea, or writing whether protectable or not by any United States or foreign copyright,  trademark,  patent, or common law including,  but not limited to designs,  materials,  compositions of matter,  machines,  manufactures,  processes,  improvements,  data,  computer software,  writings,  formula,  techniques,  know-how, methods, as well as improvements thereof or know-how related thereto  concerning  any past,  present,  or  prospective  activities of the Company.  Officers and employees  must promptly  disclose in writing to the Company any  intellectual  property  developed or conceived  either  solely or with others during the course of your  employment and must render any and all aid and  assistance,  at our expense, to secure the appropriate patent, copyright, or trademark protection for such intellectual property.

Copyright  laws may  protect  items  posted on a  website.  Unless a website  grants  permission  to  download  the
Internet  content you  generally  only have the legal right to view the content.  If you do not have  permission to download and distribute  specific  website content you should contact your supervisor or our CEO, who may refer you to our legal counsel.

If you are unclear as to the  application  of this  Intellectual  Property  Policy or if  questions  arise,  please consult with your supervisor or our CEO, who may refer you to our legal counsel.

                                       INVESTOR RELATIONS AND PUBLIC AFFAIRS

It is very important  that the  information  disseminated  about the Company be both accurate and  consistent.  For this reason,  all matters  relating to the Company's  internal and external  communications  are handled by our CEO
(or, if retained for such  purpose,  a public  relations  consultant).  Our CEO (or a public  relations  consultant retained by the Company) is solely  responsible for public  communications  with  stockholders,  analysts and other interested  members  of the  financial  community.  Our CEO  (or a  public  relations  consultant  retained  by the
Company)  is also  solely  responsible  for  our  marketing  and  advertising  activities  and  communication  with employees,  the media,  local communities and government  officials.  Our CEO serves as the Company's  spokesperson in both routine and crisis situations.

We will not allow  retaliation  against an employee for reporting a possible  violation of this Code in good faith.
Retaliation  for  reporting  a federal  offense  is  illegal  under  federal  law and  prohibited  under this Code.
Retaliation  for reporting  any  violation of a law, rule or regulation or a provision of this Code is  prohibited.
Retaliation  will result in  discipline,  up to and including  termination  of  employment,  and may also result in criminal  prosecution.  However, if a reporting  individual was involved in improper activity the individual may be appropriately  disciplined  even if he or she was  the one who  disclosed  the  matter  to the  Company.  In  these circumstances,  we may  consider  the  conduct of the  reporting  individual  in  reporting  the  information  as a mitigating factor in any disciplinary decision.

                                              POLITICAL CONTRIBUTIONS

You must  refrain  from making any use of Company,  personal or other funds or  resources  on behalf of the Company for political or other  purposes  which are improper or  prohibited  by the  applicable  federal,  state,  local or foreign laws, rules or regulations.  Company  contributions  or expenditures in connection with election  campaigns will be  permitted  only to the extent  allowed  by  federal,  state,  local or foreign  election  laws,  rules and regulations.

You are encouraged to participate  actively in the political process.  We believe that individual  participation is a continuing responsibility of those who live in a free country.

                                               PROHIBITED SUBSTANCES

We have policies  prohibiting the use of alcohol,  illegal drugs or other prohibited  items,  including legal drugs which  affect  the  ability  to perform  one's  work  duties,  while on  Company  premises.  We also  prohibit  the possession or use of alcoholic  beverages,  firearms,  weapons or explosives on our property  unless  authorized by our CEO. You are also  prohibited  from  reporting to work while under the  influence of alcohol or illegal  drugs.
We reserve the right to perform pre-employment and random drug testing on employees, as permitted by law.

                                                 RECORD RETENTION

The  alteration,  destruction  or  falsification  of corporate  documents or records may constitute a criminal act.
Destroying  or  altering  documents  with the  intent to  obstruct  a pending or  anticipated  official  government proceeding  is a criminal  act and could  result in large fines and a prison  sentence of up to 20 years.  Document destruction  or  falsification  in other contexts can result in a violation of the federal  securities  laws or the obstruction of justice laws.

                                         REPORTING VIOLATIONS OF THIS CODE

You should be alert and sensitive to situations  that could result in actions that might  violate  federal,  state, or local laws or the  standards  of conduct set forth in this Code.  If you  believe  your own conduct or that of a fellow employee may have violated any such laws or this Code, you have an obligation to report the matter.

Generally,  you should raise such matters first with an immediate  supervisor.  However, if you are not comfortable bringing the matter up with your immediate  supervisor,  or do not believe the supervisor has dealt with the matter properly,  then you should  raise the matter with our CEO who may, if a law,  rule or  regulation  is in  question, then refer you to our legal counsel.  The most important point is that possible  violations  should be reported and we support all means of reporting them.

Directors  and  officers  should  report any  potential  violations  of this Code to the  chairman  of the Board of
Directors or to our legal counsel.

                                                      WAIVERS

There  shall be no waiver of any part of this Code for any  director  or  officer  except by a vote of the Board of
Directors.  In case a waiver of this Code is granted to a director or officer,  the notice of such waiver  shall be posted on our  website  within  five days of the  Board's  vote or shall be  otherwise  disclosed  as  required  by applicable  law or the rules of any stock  exchange  or market on which the  Company's  securities  are  listed for trading.  Notices  posted on our website  shall remain there for a period of 12 months and shall be retained in our files as required by law.

                                                    CONCLUSION

This Code is an attempt to point all of us at the Company in the right  direction,  but no document can achieve the level of principled  compliance that we are seeking.  In reality,  each of us must strive every day to maintain our awareness of these issues and to comply with the Code's  principles  to the best of our  abilities.  Before we take an action, we must always ask ourselves:

o        Does it feel right?
o        Is this action ethical in every way?
o        Is this action in compliance with the law?
o        Could my action create an appearance of impropriety?
o        Am I trying to fool anyone, including myself, about the propriety of this action?

If an  action  would  elicit  the  wrong  answer  to any of  these  questions,  do not take it.  We  cannot  expect perfection,  but we do  expect  good  faith.  If you act in bad  faith  or  fail to  report  illegal  or  unethical behavior,  then you will be  subject to  disciplinary  procedures.  We hope that you agree that the best  course of action is to be honest, forthright and loyal at all times.